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                                                                    Exhibit 99.1

[SEROLOGICALS CORPORATION LOGO]

                                                                            NEWS

FOR IMMEDIATE RELEASE

Contact:          Bud Ingalls / Craig Brown
                  VP-Finance and Chief Financial Officer / Director, Finance
                  (678) 728-2115 / (678) 728-2117

                  Lisa Wilson
                  In-Site Communications, Inc.
                  (212) 759-3929

           SEROLOGICALS CORPORATION TO ACQUIRE CHEMICON INTERNATIONAL

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                  TRANSACTION EXPECTED TO BE ACCRETIVE IN 2003

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               MANAGEMENT TO HOST CONFERENCE CALL ON FEBRUARY 12


ATLANTA, GA - FEBRUARY 11, 2003 - Serologicals Corporation ("the Company") (Nasdaq/NM:SERO) announced today that it has signed an agreement to acquire Chemicon International, Inc. ("Chemicon"), a privately-owned company based in Temecula, California that supplies a variety of specialty reagents, antibodies and molecular research tools to the life sciences industry. Under the terms of the agreement, Serologicals will purchase Chemicon and certain affiliated companies for $95 million in cash, less Chemicon's outstanding debt as of the closing date. Serologicals will finance the transaction using proceeds from a new $100 million five-year term loan. This term loan, combined with a new revolving credit facility, which is currently expected to be $25 million, will replace the Company's existing $65 million facility. The transaction is expected to close on March 31, 2003, pending regulatory approvals and completion of the aforementioned financing. Serologicals has retained UBS Warburg LLC as its financial advisor for this transaction.

         "The acquisition of Chemicon represents another significant step in the execution of our plan to transform Serologicals into a company that is focused on providing a broad range of biological products in all phases of the biomedical product pipeline and particularly in the areas of cell culture and molecular biology," said David A. Dodd, President and Chief Executive Officer of Serologicals Corporation. "We plan to operate Chemicon as a stand-alone division of the Company and plan to retain the existing management team. This transaction will provide us a platform on which to continue to add on incremental acquisitions and product licensing

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Serologicals Corporation to Acquire Chemicon International
February 11, 2003
Page 2


opportunities to serve the needs of the life science research market. Finally, we expect that this acquisition will be accretive to earnings in 2003."

         Chemicon provides a broad range of specialty reagents, kits, antibodies and molecular biology tools to biotech, pharma and academic research customers working in the areas of neuroscience, infectious disease, drug discovery, cancer research, stem cell research and proteomics. The company is also a leading supplier of monoclonal antibodies, conjugates, antibody blends and kits for use in the diagnostic laboratory. Chemicon has a proven track-record of being able to successfully identify, develop, manufacture, and commercialize new products very quickly, and introduced more than 500 new products during 2002. In addition, Chemicon has achieved compound revenue and profitability growth of more than 25% over the last several years. During 2002, Chemicon recorded sales of approximately $40.4 million.

         "A key factor to the historical success of Chemicon is the hard work and dedication of our employees and I am extremely pleased that Chemicon will become part of the Serologicals organization," said David Beckman, Chemicon's President and Founder. "Combining Chemicon with Serologicals will leverage the strengths of both companies and will enable Chemicon to continue building upon its legacy of growth and profitability. This is an exciting move forward for Chemicon and its employees worldwide, as well as for our customers and business partners."

         The Chemicon acquisition provides a number of strategic benefits to Serologicals including the following:

         -- Chemicon's product and customer base will greatly enhance Serologicals' product offering of molecular biology and diagnostic reagent products. The acquisition also significantly enhances the presence of Serologicals in the research element of the biomedical product pipeline, which complements the Company's strong presence in the development and production phases.
         -- Chemicon's sales, distribution and R&D infrastructure will provide a significant platform on which to continue to expand the Company's growth in the area of life sciences reagents and products to distribute to the vast research marketplace.
         -- The product, technology and development assets of Chemicon and its relationships with researchers will allow Serologicals to continue to leverage the molecular biology business acquired in the December 2001 acquisition of the Intergen Company.
         -- Chemicon's catalog-based sales model and large customer base will provide additional opportunities for Serologicals to expand the reach for certain of its core cell culture products such as EX-CYTE(R), recombinant insulin and BSA.
         -- As a result of the acquisition, Serologicals will be taking another significant step towards its stated strategic goal of expanding its business in the areas of cell culture and molecular biology.

         In addition to its 85,000 square foot facility in California which houses the corporate headquarters, manufacturing, distribution and R&D, Chemicon also has other domestic operations as well as operations in Australia and the United Kingdom.
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Serologicals Corporation to Acquire Chemicon International
February 11, 2003
Page 3

         Serologicals will host a conference call on Wednesday, February 12, 2003 at 9:00 a.m. (EST) to discuss this transaction. To participate on the call, dial 719-457-2653 - Confirmation Code: 604122. The call will be webcast through the Company's web site at www.serologicals.com or www.StreetEvents.com. If you are unable to participate in the call, or do not have access to the Internet, a 14-day playback will start February 12th at 12:00 p.m. (EST). To listen to the playback, please call 719-457-0820 -- Confirmation Code: 604122. In addition, Serologicals will be hosting an investor meeting on February 12, 2003 at 11:30 a.m. (EST) to provide additional information regarding this transaction. This meeting will be held at the offices of UBS Warburg LLC, 555 California Street, Suite 4650, San Francisco, CA 94104. All interested investors are invited to attend. This meeting will also be webcast through the Company's web site at www.serologicals.com or www.StreetEvents.com. For more information on Chemicon, please visit its web site at www.chemicon.com.

ABOUT SEROLOGICALS

         Serologicals Corporation is a global provider of biological products and enabling technologies, which are essential for the research, development and manufacturing of biologically based life science products. The Company's products and technologies are used in a wide variety of innovative applications within the areas of oncology, hematology, immunology, cardiology and infectious diseases, as well as in the study of molecular biology. The Company's customers include many of the leading life science companies throughout the world. Serologicals conducts a focused research and development program to discover new and innovative products and technologies and to deliver them to scientists around the world for further use and development. Serologicals Corporation, headquartered in Atlanta, Georgia, has approximately 650 employees worldwide, and its shares are traded on the NASDAQ national stock market under the symbol SERO.

ABOUT CHEMICON

CHEMICON International, headquartered in Temecula, California, USA, is a privately held, life science research and diagnostic products company engaged in developing, manufacturing and marketing products that provide innovative tools to accelerate biomedical research. CHEMICON's products and services facilitate advancement in cell signaling, cancer, angiogenesis, apoptosis, developmental biology, cellular physiology, cell adhesion, neurobiology, and infectious disease. CHEMICON has a diverse portfolio of proprietary technologies, including a method for making fusion proteins (GST), Leukemia Inhibitory Factor (LIF), and Bioluminescence Proteins. The company also has state-of-the art cGMP, TGA and ISO approved manufacturing facilities in the United States, Australia, and the United Kingdom.

         This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, without limitation,; the amount of the Revolving Credit Facility; the ability to obtain regulatory approval and complete the required financing transactions on or before March 31, 2003; the ability to continue to leverage the molecular biology business acquired from Intergen on the Chemicon platform; the Company's ability to further expand the reach for certain of its core cell culture products; ability to complete additional acquisition or licensing opportunities as an addition to the Chemicon acquisition; plans to retain the existing management team; and that the acquisition will be accretive to

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Serologicals Corporation to Acquire Chemicon International
February 11, 2003
Page 4

earnings in 2003. These forward-looking statements are subject to certain risks, uncertainties and other factors, including the Company's ability to attract and retain qualified donors; the Company's ability to comply with various regulatory, customer and other standards; the impact of competition; changes in government and industry mandated regulations or customer specifications; changes in the markets or customers' demand for the Company's products and services; the existence of opportunities in the marketplace to leverage the Company's strengths and relationships; the ability of the Company to commercialize successfully the Intergen products and technologies; and the ability of the Company to identify new product opportunities that it can successfully commercialize. Any one or more of these risks, uncertainties or factors could cause actual results to differ materially from the Company's expectations. Additional information on factors that could potentially affect the Company or its financial results may be found in the Company's filings with the Securities and Exchange Commission.

Serologicals and EX-CYTE(R)are registered trademarks of Serologicals Royalty Company